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                                                                EXHIBIT 23.1

              Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Interests of Named Experts and Counsel" in the Registration Statement on Form S-8 expected to be filed on or about September 24, 1997 pertaining to the Ingles Markets, Incorporated 1997 Nonqualified Stock Option Plan and to the incorporation by reference therein of our report dated November 8, 1996 (except for Note 17, as to which the date is December 6, 1996) with respect to the consolidated financial statements and schedules of Ingles Markets, Incorporated included in its Annual Report (Form 10-K) for the year ended September 28, 1996, filed with the Securities and Exchange Commission.




                                                        /s/ Ernst & Young LLP
                                                        ----------------------
                                                        ERNST & YOUNG LLP



Greenville, South Carolina
September 24, 1997